UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin 000-24385 39-0971239

(State or other jurisdiction (Commission file number) (IRS Employer of incorporation) Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Form 8-K filed on December 8, 2006, with a report date of December 7, 2006, in connection with the appointment of Ms. Woods contained an error with respect to her compensation. The original Form 8-K stated that Ms. Woods will receive an annual retainer of $30,000 plus $1,000 for each additional special meeting and committee meeting attended and will be reimbursed for all out-of-pocket expenses related to her service as a director. Ms. Woods will in fact receive an annual retainer of $50,000 plus $1,000 for each additional special meeting and committee meeting attended and will be reimbursed for all out-of-pocket expenses related to her service as a director. This compensation is consistent with the compensation granted to other non-employee directors effective August 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCHOOL SPECIALTY, INC.

(Registrant)

Date: April 10, 2007

/s/ David. G. Gomach

David G. Gomach

Executive Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)